Exhibit 99.1

Patriot National Announces Private Placement of Common Stock and Warrants

FORT LAUDERDALE, FL., December 14, 2015 – Patriot National, Inc. (NYSE: PN), today announced that the Company and Steven M. Mariano, the President and Chief Executive Officer of the Company (the “Selling Stockholder”), entered into a securities purchase agreement with certain institutional investors, pursuant to which the Company will sell an aggregate of 1,666,666 shares of common stock (in the form of 666,666 shares of common stock and a prepaid warrant for 1,000,000 shares of common stock) and warrants to purchase up to an aggregate of 2,083,333 shares of common stock for an aggregate purchase price of approximately $20 million and the Selling Stockholder will sell an aggregate of 2,500,000 shares of common stock for an aggregate purchase price of approximately $30 million. The Company and the Selling Stockholder have agreed that the Company will repurchase a number of shares of of its common stock owned by the Selling Stockholder equal to 60% of the shares to be issued upon the exercise of the warrants. As part of the transaction, Company, the Selling Stockholder and the purchasers will, on the closing date of the transaction, enter into a registration rights agreement which will be provided the purchasers with customary registration rights.

The closing of this transaction is subject to customary closing conditions and is expected to occur on December 16, 2015.

The Company expects to use the proceeds from this transaction for general corporate purposes. The Company will not receive any proceeds from the sale of shares by the Selling Stockholder.

The shares and warrants are being sold in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Such securities have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that the closing of the private placement may not occur. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press

Patriot National, Inc.

release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Julie MacMedan (310) 622-8242

Paige Hart (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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